UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2007

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2007, Workstream Inc. (the “Company”) consummated a private placement of securities to affiliates of Magnetar Capital, Greenway Capital, Talkot Capital, Coghill Capital, Crestview Capital and Fort Mason Capital (collectively, the “Investors”) pursuant to which the Company raised $20,000,000 through the sale to the Investors of Special Warrants convertible into an aggregate of 16,000,000 common shares of the Company at a conversion rate of $1.25 per share and additional Warrants to purchase an aggregate of 4,000,000 common shares at an exercise price of $1.40 per share. The Company used a portion the proceeds from the transaction to retire indebtedness owing to Hilco Financial, LLC.

A general description and a copy of the various agreements and warrants entered into and delivered in connection with the transaction are contained in the Company’s Current Report on Form 8-K filed on July 31, 2007.

The Company issued a press release on August 9, 2007 announcing the closing of the private placement. The full text of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the private placement, at closing the Company issued to the Investors the Special Warrants and Warrants described above. The Special Warrants and Warrants are convertible or exercisable, as the case may be, within five years from the closing date. The issuance of the Special Warrants and the Warrants was deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1      Press release issued by the Company on August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: August 9, 2007	By:	/s/ Stephen Lerch
Name: Stephen Lerch Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on August 9, 2007